WARRANT AMENDMENT AGREEMENT
    This WARRANT AMENDMENT AGREEMENT, (this “Amendment Agreement”) effective as of July 12, 2024, is entered into between Voyager Space Holdings, Inc. (the “Company”) and each of Chicago Atlantic Credit Opportunities, LLC, Chicago Atlantic Credit Company, LLC, Chicago Atlantic Portfolio, LP, Midtown Madison Management, LLC, JGB Capital, LP, JGB Partners, LP and JGB (Cayman) Lakenvelder Ltd. (each a “Lender” and collectively, the “Lenders” and together with the Company, the “Parties” and each a “Party”).
    WHEREAS, the Company has issued to each of the Lenders one or more warrants to purchase Common Stock, par value $0.0001 per share, of the Company, specifically set forth as follows:
•Warrant CW-2, dated March 10, 2023 for 18,660 shares to Chicago Atlantic Credit Company, LLC;
•Warrant CW-3, dated March 10, 2023 for 93,299 shares to Chicago Atlantic Credit Opportunities, LLC;
•Warrant CW-4, dated March 10, 2023 for 91,433 shares to JGB (Cayman) Lakenvelder LTD ;
•Warrant CW-5, dated March 10, 2023 for 19,593 shares to JGB Capital, LP
•Warrant CW-6, dated March 10, 2023 for 150,211 shares to JGB Partners, LP
•Warrant CW-7, dated March 14, 2023 for 83,195 shares to Midtown Madison Management, LLC;
•Warrant CW-8, dated March 14, 2023 for 10,104 shares to Midtown Madison Management, LLC;
•Warrant CW-10, dated March 29,2024 for 11,723 shares to Chicago Atlantic Credit Opportunities, LLC;
•Warrant CW-11, dated March 29,2024 for 4,689 shares to Chicago Atlantic Credit Company, LLC;
•Warrant CW-12, dated March 29,2024 for 11,723 shares to Chicago Atlantic Portfolio, LP;
•Warrant CW-13, dated March 29,2024 for 23,447 shares to Midtown Madison Management, LLC;
•Warrant CW-14, dated March 29,2024 for 4,924 shares to JGB Capital, LP;
•Warrant CW-15, dated March 29,2024 for 37,749 shares to JGB Partners, LP; and
•Warrant CW-16, dated March 29,2024 for 22,978 shares to JGB (Cayman) Lakenvelder Ltd. (the foregoing, each a “Lender Warrant” and collectively, the “Lender Warrants”).
WHEREAS, in connection with the repayment of certain loans outstanding to the Lenders, the Lenders and the Company have agreed to amend the terms of each of the Lender Warrants as set forth below.
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereto agrees as follows:
1.SECTION 3.11 of each Lender Warrant is amended and restated in its entirety as follows:

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1.11Put Provision. Without prejudice to any other provisions of this Warrant, (i) beginning on July 1, 2025, or (ii) upon the consummation of a Change in Control, or, in each case, at any time during the six (6) months immediately thereafter, Holder may, at its sole option, require (such right, the “Put Right”) the Company to purchase all or a portion of this Warrant from the Holder for a purchase price equal to $6.90 (subject to appropriate adjustment for any stock split, stock dividend, stock combination, reverse stock split or similar event) per share of Common Stock issuable upon exercise of this Warrant or the applicable portion thereof (the “Put Price”) by delivering of a written notice to the Company (the “Put Notice”). The Put Price shall be due and payable in cash within sixty (60) calendar days after the Company’s receipt of the Put Notice.
2.Each Party hereby represents and warrants to the other Parties that: (i) it has the full right, power, and authority to enter into this Amendment Agreement and to perform its obligations hereunder and under the Lender Warrants as amended by this Amendment Agreement; (ii) the execution of this Amendment Agreement by the individual whose signature is set forth at the end of this Amendment Agreement on behalf of such Party, and the delivery of this Amendment Agreement by such Party, have been duly authorized by all necessary action on the part of such Party; and (iii) this Amendment Agreement has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws and equitable principles related to or affecting creditors' rights generally or the effect of general principles of equity.
3.Except as expressly provided in this Amendment Agreement, all of the terms and provisions of each Lender Warrant are and will remain in full force and effect and are hereby ratified and confirmed by the Parties in all respects. Except as explicitly set forth herein, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of any Lender Warrant (or of any other agreement or document relating to the subject matter hereof), or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party.
4.Miscellaneous.
a)This Amendment Agreement is governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws provisions of such State.
b)This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.
c)The headings in this Amendment Agreement are for reference only and do not affect the interpretation of this Amendment Agreement.
d)This Amendment Agreement may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment Agreement electronically or by

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facsimile shall be effective as delivery of an original executed counterpart of this Amendment Agreement.
e)This Amendment Agreement and each Lender Warrant, together, constitute the sole and entire agreement between the Parties with respect to its subject matter, and supersede all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

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    IN WITNESS WHEREOF, the undersigned have set their hands as of the date first set forth above.
VOYAGER SPACE HOLDINGS, INC.

By:_/s/ Meg Vernal_
Name:_Meg Vernal
Title:____ CLO & GC_______

JGB CAPITAL, LP

By:__/s/ Brett Cohen_______
Name:__Brett Cohen_______
Title:___President_________

JGB PARTNERS, LP

By:__/s/ Brett Cohen_______
Name:__Brett Cohen_______
Title:___President_________

JGB (CAYMAN) LAKENVELDER, LTD.

By:__/s/ Brett Cohen_______
Name:__Brett Cohen_______
Title:___President_________

MIDTOWN MADISON MANAGEMENT, LLC

By:__/s/ Joshua Ufberg_________
Name:__Joshua Ufberg________
Title:__Authorized Signatory________

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CHICAGO ATLANTIC CREDIT OPPORTUNITIES, LLC

By:__/s/ Tony Cappell______
Name:__Tony Cappell________
Title:__Authorized Person______

CHICAGO ATLANTIC CREDIT COMPANY, LLC

By:__/s/ Tony Cappell______
Name:__Tony Cappell________
Title:__Authorized Person______

CHICAGO ATLANTIC PORTFOLIO, LP

By:__/s/ Tony Cappell______
Name:__Tony Cappell________
Title:__Authorized Person______

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